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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference, in the Registration Statements on Form S-8 No. 333-34074 pertaining to the Deferred Bonus Plan (the "Plan") for the registration of $1,500,000 of its deferred compensation obligation pursuant to the Plan, Form S-8 No. 333-09729 pertaining to the 1996 Stock Incentive Plan and Form S-8 No. 333-58171 pertaining to the 1996 Non-Employee Director Stock Option Plan of Donna Karan International Inc., of our report dated March 13, 2001, except for Note 18 as to which the date is April 2, 2001, and Note 19 as to which the date is October 23, 2001, with respect to the consolidated financial statements, as amended, and schedule of Donna Karan International Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 2000.


                                          /s/ ERNST & YOUNG LLP


New York, New York
October 26, 2001